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                              AMENDED AND RESTATED
                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                              OF SAN GABRIEL VALLEY
                      TWO YEAR CHANGE IN CONTROL AGREEMENT


      This AGREEMENT is made effective as of May 16, 1997, and amended and restated as of , 1998, ("Agreement") by and among First Federal
Savings and Loan Association of San Gabriel Valley (the "Association"), a federally chartered savings institution, with its principal administrative office at 225 North Barranca Street, West Covina, California, ________________ ("Executive"), and SGV Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware which is the holding company of the Association.

      WHEREAS, the Association recognizes the substantial contribution Executive has made to the Association and wishes to protect Executive's position therewith for the period provided in this Agreement; and

      WHEREAS, Executive has agreed to serve in the employ of the Association.

      NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.    TERM OF AGREEMENT.
      -----------------

      The term of the First Federal Savings and Loan Association of San Gabriel Valley Change in Control Agreement (the "Agreement") shall be deemed to have commenced as of the date first above written and shall continue for a period of twenty-four (24) full calendar months thereafter (the "initial term"). Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Board of Directors of the Association ("Board") may extend the Agreement for an additional year such that the remaining term of the Agreement shall be twenty-four (24) calendar months. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended. Notwithstanding any other provision in this Agreement, in the event of a Change in Control as hereinafter defined in Section 2(b), the Agreement shall be automatically renewed such that the initial term of the Agreement shall commence on the date the Change in Control occurs and shall end on the date twenty-four (24) full calendar months thereafter.


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2.    CHANGE IN CONTROL.
      -----------------

      (a) Upon the occurrence of a Change in Control of the Association or the Holding Company (as herein defined) followed at any time during the term of this Agreement by the termination of Executive's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate her employment at any time during the term of this Agreement.

      (b) For purposes of this Plan, a "Change in Control" of the Association or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Association or the Holding Company representing 20% or more of the Association's or the Holding Company's outstanding securities except for any securities of the Association purchased by the Holding Company in connection with the conversion of the Association to the stock form and any securities purchased by any employee benefit plan of the Association or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee solely composed of members who are serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Holding Company or similar transaction occurs or is effectuated in which the Association or Holding Company is not the resulting entity ; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods; or (D) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Association with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the

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Association or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Association or Holding Company then outstanding.

      (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against the generally prevailing standards of professional competence for officers having comparable positions in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to her a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors of the Association at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for her, together with counsel, to be heard before the Board at such meeting and which such meeting shall be held not more than 30 days from the date of notice during which period Executive may be suspended with pay), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan of the Association or any unvested awards granted to Executive under any stock benefit plan of the Holding Company or its subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

3.    TERMINATION BENEFITS.
      --------------------

      (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by termination of the Executive's employment due to: (1) Executive's dismissal or (2) Executive's voluntary termination pursuant to Section 2(a), unless such termination is due to Termination for Cause, the Association and the Holding Company shall pay Executive, or in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, an amount equal to two (2) times Executive's highest annual compensation for the last 5 years; provided that Executive may not receive an amount in excess of the Executive's average annual compensation for the five most recent taxable years. Annual compensation shall include base salary, commissions, bonuses, contributions or accruals on behalf of Executive to any pension and profit sharing plan, any benefits to be paid or received under any stock-based benefit plan, severance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during such years. At the election of Executive, which election is to be made prior to a Change in Control, such payment shall be made in a lump sum. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining term of this Agreement.

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      (b) Upon the occurrence of a Change in Control of the Association or the
Holding Company followed at any time during the term of this Agreement by Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Association shall cause to be continued for the Executive and her previously covered dependents life, medical, dental and disability coverage that the Executive agrees is substantially equivalent to the coverage maintained by the Association or Holding Company for Executive and her dependents prior to her termination except to the extent coverage may be changed in its application to all Association and Holding Company employees on a nondiscriminatory basis, at no cost to the Executive. Such coverage and payments shall cease upon the expiration of twenty-four (24) full calendar months from the Date of Termination.

      (c) Notwithstanding the preceding paragraphs of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by Executive.

4.    NOTICE OF TERMINATION.
      ---------------------

      (a) Any purported termination by the Association or by Executive in connection with a Change in Control shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the instance of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided, however, that if a dispute regarding the Executive's termination exists, the "Date of Termination" shall be determined in accordance with Section 8(c) of the Agreement.

      (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

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Notwithstanding the pendency of any such dispute in connection with a Change in
Control, the Association will continue to pay Executive her full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to her current annual salary) and continue her as a participant in all compensation, benefit and insurance plans in which she was participating when the notice of dispute was given, until the earlier of: (1) the resolution of the dispute in accordance with this Agreement or (2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section 4(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

5.    SOURCE OF PAYMENTS.
      ------------------

      It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Association. Further, the Holding Company guarantees such payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Holding Company.

6.    EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.
      -----------------------------------------------------

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Association and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

      Nothing in this Agreement shall confer upon Executive the right to continue in the employ of Association or shall impose on the Association any obligation to employ or retain Executive in its employ for any period.

7.    NO ATTACHMENT.
      -------------

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Association and their respective successors and assigns.


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8.    MODIFICATION AND WAIVER.
      -----------------------

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.    REQUIRED REGULATORY PROVISIONS.
      ------------------------------

      (a) The board of directors may terminate Executive's employment at any time, but any termination by the board of directors, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in
Section 2 hereinabove.

      (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818(e)(3) or (g)(1)), the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

      (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818(c)(4) or (g)(1)), all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

      (d) If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.


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      (e) All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or
(ii) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Director (or his or her designee) approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any rules and regulations promulgated thereunder.

10.   REINSTATEMENT OF BENEFITS UNDER SECTION 9(b).
      --------------------------------------------

      In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice described in Section 9(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Association will assume its obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Association's receipt of a dismissal of charges in the Notice of Termination.

11.   SEVERABILITY.
      ------------

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.   HEADINGS FOR REFERENCE ONLY.
      ---------------------------

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.   GOVERNING LAW.
      -------------

      The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California but only to the extent not preempted by Federal law.


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14.   ARBITRATION.
      -----------

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Association's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.   PAYMENT OF COSTS AND LEGAL FEES.
      -------------------------------

      All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Association (which payments are guaranteed by the Holding Company pursuant to Section 5 hereof) if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

16.   INDEMNIFICATION.
      ---------------

      The Association shall provide Executive (including her legal representatives, successors and assigns) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (including her legal representatives, successors and assigns) for reasonable costs and expenses incurred by Executive in defending or settling any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

      Indemnification by the Association shall be made only upon the final judgment on the merits in the favor of Executive, in case of settlement, in case of final judgment against Executive or in the case of final judgment in favor of Executive other than on the merits, if a majority of the disinterested directors of the Association determine Executive was acting in good faith within the scope of Executive's employment or authority in accordance with 12 C.F.R.
section 545.121(c)(iii).

      Any such indemnification of Executive must conform with the notice provisions of 12 C.F.R. Section 545.121(c)(iii) to indemnify Executive to the fullest for such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Association, if such action is brought against Executive in her capacity as a officer or director of the Association, however, shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of her duties.


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17.   SUCCESSOR TO THE ASSOCIATION
      ----------------------------

      The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.


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                                   SIGNATURES


      IN WITNESS WHEREOF, First Federal Savings and Loan Association of San Gabriel Valley and SGV Bancorp, Inc. have caused this amended and restated Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, on the _____ day of __________, 1998.


ATTEST:                             FIRST FEDERAL SAVINGS AND LOAN
                                    ASSOCIATION OF SAN GABRIEL VALLEY



______________________________       By:  ______________________________________
Secretary                                 President and Chief Executive Officer




SEAL




ATTEST:                              SGV BANCORP, INC.
                                          (Guarantor)



______________________________       By:  ______________________________________
Secretary                                 President and Chief Executive Officer



SEAL




WITNESS:



_______________________________            _____________________________________
                                           Executive


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